                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of McCormick & Company, Incorporated and subsidiaries of our report dated January 23, 2001, included in the 2000 Annual Report to Shareholders of McCormick & Company, Incorporated.

Our audits also included the financial statement schedule of McCormick & Company, Incorporated and subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated January 23, 2001, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries included in the 2000 Annual Report to Shareholders and incorporated by reference in this Annual Report (Form 10-K) for the year ended November 30, 2000, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of McCormick & Company, Incorporated.


            Form              Registration Number            Date Filed
      ---------------------------------------------------------------------
          S-3/A                  333-46490                  1/23/2001
           S-8                   333-93231                 12/21/1999
           S-8                   333-74963                  3/24/1999
           S-3                   333-47611                  3/9/1998
           S-8                   333-23727                  3/21/1997
           S-3                    33-66614                  7/27/1993
           S-3                    33-40920                  5/29/1991
           S-8                    33-33274                  3/2/1990
           S-3                    33-32712                 12/21/1989
           S-3                    33-24660                  3/16/1989
           S-3                    33-24659                  9/15/1988
           S-8                    33-24658                  9/15/1988


                                                  /s/ Ernst & Young LLP

Baltimore, Maryland
February 15, 2001